UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 10, 2008
ECHOSTAR CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)
90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4000 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 5, 2008, EchoStar Corporation (“EchoStar”) entered into a Spectrum Agreement (the “Spectrum Agreement”) with TerreStar Corporation, a Delaware corporation (the “TerreStar Parent”), and its majority owned subsidiary, TerreStar Networks Inc., which provided for the lease to TerreStar Parent of EchoStar’s holdings of 1.4 GHz spectrum along with an option for TerreStar Parent to acquire the company through which EchoStar holds these licenses in exchange for the issuance of 30 million shares of TerreStar Parent’s common stock, par value $0.01 per share (the “Common Stock”).  On June 10, 2008, TerreStar Parent completed the acquisition of the company under the Spectrum Agreement and issued 30 million shares of Common Stock to EchoStar.  EchoStar currently has two representatives on TerreStar Parent’s board of directors.

The Spectrum Agreement was previously filed as Exhibit 10.4 to TerreStar Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008 and is incorporated by reference into this Item 2.01.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

EchoStar intends to file the required financial statements of TerreStar Parent relating to the acquisition of TerreStar Parent Common Stock in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A by August 26, 2008.

(b) Pro Forma Financial Information.

EchoStar intends to file the required pro forma financial statements relating to the acquisition of TerreStar Parent Common Stock in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A by August 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: June 16, 2008	By: /s/ R. Stanton Dodge R. Stanton Dodge Executive Vice President, General Counsel and Secretary